Exhibit 10.1
EXECUTION COPY
          FIRST AMENDMENT dated as of April 24, 2006 (this “Amendment”), to the CREDIT AGREEMENT dated as of September 9, 2003, as amended and restated as of January 31, 2006 (as amended. supplemented or otherwise modified from time to time, the “Credit Agreement”), among DEX MEDIA, INC., DEX MEDIA WEST, INC., DEX MEDIA WEST LLC (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”), and the other agents parties thereto.
          A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
          B. The Borrower, the Parent and Holdings have requested that the Credit Agreement be amended so as to provide for (i) a new tranche of term loans thereunder (the “New Tranche B-2 Term Loans”), the proceeds of which, together, if necessary, with other available funds of the Borrower, will be used to refinance all currently outstanding Tranche B Term Loans and which, except as revised hereby, will have the same terms as the currently outstanding Tranche B-1 Term Loans under the Credit Agreement, (ii) modifications to the Applicable Rate for New Tranche B-2 Term Loans.
          C. Each existing Tranche B Lender (an “Existing Tranche B Term Lender”) that executes and delivers a signature page to this Amendment (a “Lender Addendum”) and agrees to convert its outstanding Tranche B Term Loans to New Tranche B-2 Term Loans (a “Converting Tranche B-2 Term Lender”) will be deemed (i) to have agreed to the terms of this Amendment, (ii) to have agreed to convert its Tranche B Term Loans (“Existing Tranche B Term Loans”) outstanding on the Amendment Effective Date (as defined herein) into New Tranche B-2 Term Loans in an aggregate principal amount up to, but not in excess of, the aggregate principal amount of such Existing Tranche B Term Loans, and (iii) upon the Amendment Effective Date, to have converted such amount of its Existing Tranche B Term Loans as is determined by J.P. Morgan Securities Inc., as sole lead arranger and bookrunner for this Amendment (in such capacity, the “Lead Arranger”), and the Borrower and notified to such Existing Tranche B Term Lender into New Tranche B-2 Term Loans in an equal principal amount.
          D. Each Person (other than a Converting Tranche B-2 Term Lender in its capacity as such) that executes and delivers a Lender Addendum and agrees to make New Tranche B-2 Term Loans (an “Additional Tranche B-2 Term Lender”), including any Existing Tranche B Term Lender that notifies the Lead Arranger that it does not want to be a Converting Tranche B-2 Term Lender but is willing to undertake a commitment to make and fund New Tranche B-2 Term Loans, will be deemed (i) to have agreed to the terms of this Amendment and (ii) to have committed to make New Tranche B-2 Term Loans to the Borrower on the Amendment Effective Date (“Additional Tranche B-2 Term Loans”), in such amounts (not in excess of any such commitment) as are determined by the Lead Arranger and the Borrower and notified to such Additional Tranche B-2 Term Lender. The proceeds of such Additional Tranche B-2 Term Loans will be used by the Borrower, together, if necessary, with other available cash, to repay in full the outstanding principal amount of Existing Tranche B Term Loans that are not converted by Converting Tranche B-2 Term Lenders into New Tranche B-2 Term Loans.

          E. Each Lender other than a Converting Tranche B-2 Term Lender or an Additional Tranche B-2 Term Lender, including any Existing Tranche B Term Lender that executes and delivers a Lender Addendum solely in the capacity of an Existing Tranche B Term Lender and not specifically as a Converting Tranche B-2 Term Lender or an Additional Tranche B-2 Term Lender, will be deemed to have agreed to the terms of this Amendment but will not be deemed thereby to have agreed to convert Existing Tranche B Term Loans into New Tranche B-2 Term Loans or to have made any commitment to make New Tranche B-2 Term Loans.
          F. The Lenders are willing, subject to the terms and conditions set forth in this Amendment, to effect such amendments to the Credit Agreement.
          G. The Converting Tranche B-2 Term Lenders and the Additional Tranche B-2 Term Lenders (collectively, the “New Tranche B-2 Term Lenders”) are severally willing to convert their Existing Tranche B Term Loans into New Tranche B-2 Term Loans or to make New Tranche B-2 Term Loans, as the case may be, subject to the terms and conditions set forth in this Amendment.
          Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION 1. Amendments to the Credit Agreement. Effective as of the Amendment Effective Date:
          (a) the definition of each of the following terms in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:
          “Applicable Rate” means, for any day:
     (a) with respect to any Tranche B-1 Term Loan or Tranche B-2 Term Loan, 0.50% per annum, in the case of an ABR Loan, and 1.50% per annum, in the case of a Eurodollar Loan;
     (b) with respect to any Revolving Loan or Tranche A Term Loan, 0.25% per annum, in the case of an ABR Loan, and 1.25% per annum, in the case of a Eurodollar Loan;
     (c) with respect to the commitment fees payable hereunder, 0.375% per annum.
     “Interest Payment Date” means (a) with respect to any ABR Loan (including any Swingline Loan), the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

     “Tranche B-2 Term Loans” means a Loan made pursuant to clause (c) of Section 2.01.
          (b) Section 1.01 of the Credit Agreement is amended to add definitions of the following terms in appropriate alphabetical order:
     “First Amendment” means the First Amendment dated as of April 24, 2006, to this Agreement.
     “Refinancing Date” means the date on which Tranche B-2 Term Loans are made pursuant to Section 3 of the First Amendment.
     “Tranche B-2 Undertaking” means, with respect to each Lender, the agreement, if any, of such Lender to make, or convert an existing term loan into, a Tranche B-2 Term Loan pursuant to Section 3 of the First Amendment on the Refinancing Date. The amount of each Lender’s Tranche B-2 Undertaking is set forth on Schedule 2.01. The aggregate amount of the Lenders’ Tranche B-2 Undertakings on the Refinancing Date was $834,325,808.99.
          (c) Section 2.01 of the Credit Agreement is amended by relettering paragraph (c) thereof as paragraph (d) and by inserting the following new paragraph (c):
     “(c) Subject to the terms and conditions set forth in the First Amendment, each Lender has agreed to make, or acquire through conversion of existing term loans, a Tranche B-2 Term Loan to the Borrower on the Refinancing Date in a principal amount equal to its Tranche B-2 Undertaking.”
          (d) Section 2.02(c) of the Credit Agreement is amended by restating the third sentence thereof as follows:
     “Each Swingline Loan shall be in an amount that is an integral multiple of $500,000.”
          (e) Section 2.04 of the Credit Agreement is amended by restating paragraph (a)(i) to read as follows:
     “(i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or”
     (f) Section 2.08(a) of the Credit Agreement is amended to read as follows:
     “Section 2.08. Termination and Reduction of Commitments. (a) To the extent not previously terminated, the Tranche B-1 Commitments shall terminate at 5:00 p.m., New York City time, on June 30, 2006, The Tranche B Undertakings shall terminate at 5:00 p.m., New York City time, on the Refinancing Date, and the Revolving Commitments shall terminate on the Revolving Maturity Date.”

          (g) Section 2.11 of the Credit Agreement is amended by (i) replacing the proviso to the second sentence of paragraph (f) thereof with the following proviso:
     “provided that, (i) the proceeds of the Tranche B-2 Term Loans made on the Refinancing Date, together with such additional amounts as may be necessary, shall be applied to the repayment of all Tranche B Term Loans outstanding immediately prior to the Refinancing Date and (ii) so long as and to the extent that any Tranche A Term Borrowings remain outstanding, any Tranche B-1 Lender or Tranche B-2 Lender, as the case may be, may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date (with reference to any prepayment after the Refinancing Date), to decline all or any portion of any prepayment of its Tranche B-1 Term Loans or Tranche B-2 Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B-1 Term Loans or Tranche B-2 Term Loans, as the case may be, but was so declined shall be applied to prepay Tranche A Term Borrowings.”
     (ii) restating the first sentence of paragraph (g) thereof as follows:
     “(g) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 3:00 p.m., New York City time, on the date of prepayment.”
     (iii) inserting new paragraph (h) as follows:
     “Any prepayment of the Tranche B-1 Term Loans or Tranche B-2 Term Loans effected on or prior to the first anniversary of the “Amendment Effective Date” under the First Amendment with the proceeds of a substantially concurrent issuance or incurrence of new term loans which both (x) are incurred for the primary purpose of refinancing such Term Loans and decreasing the Applicable Rate with respect thereto, and (y) otherwise have terms and conditions (and are in an aggregate principal amount) substantially the same as those of such Term Loans, shall be accompanied by a prepayment fee equal to 1% of the amount prepaid.”
          (h) Section 5.01(e) of the Credit Agreement is amended by deleting the words “broken down by month and” from the parenthetical contained therein.
          (i) Section 5.11 of the Credit Agreement is amended by inserting the following sentence after the first sentence thereof: “The proceeds of the Tranche B-2 Term Loans made on the Refinancing Date will be used only to refinance Tranche B Term Loans outstanding immediately prior to the Refinancing Date and to pay fees and expenses in connection therewith.”
          (j) Section 6.05 of the Credit Agreement is amended by (i) deleting the word “and” after paragraph (h) thereof, (ii) inserting the word “and” after paragraph (i) thereof and (iii) adding the following new paragraph (j):
     “(j) Other Dispositions of assets (including to Affiliates without regard to the requirements of Section 6.09) not otherwise permitted by this section; provided that the aggregate cumulative fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (j) shall not exceed $5,000,000 in any year;
          (k) Section 6.05 of the Credit Agreement is amended by deleting the first parenthetical in the proviso at the end of the first such Section and inserting the following in lieu thereof:
          “(other than pursuant to clauses (a)(y), (b), (e) and (j) above)”
          (l) Schedule 2.01 of the Credit Agreement is deleted and replaced in its entirety with a new Schedule 2.01 that will, upon completion of the allocations of Tranche B-2 Undertakings in accordance with the terms hereof, set forth each Lender’s Tranche A Commitment, Tranche B-1 Commitment, Tranche B-2 Undertaking and Revolving Commitment, and shall be furnished to each New Tranche B-2 Term Lender promptly upon the completion of such allocations.
          SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrower, the Parent and Holdings represents and warrants to each of the Lenders, the Additional Tranche B-2 Term Lenders and the Agent that, as of the Amendment Effective Date:
          (a) This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement, as amended hereby, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          (b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that the foregoing representation is made by the Parent only in respect of the representations and warranties set forth in Sections 3.01, 3.02, 3.03. 3.08. 3.09 and 3.12 of the Credit Agreement.
          (c) No Default or Event of Default has occurred and is continuing.

          SECTION 3. New Tranche B-2 Term Loans. (a) Subject to the terms and conditions set forth herein, (i) each Converting Tranche B-2 Term Lender agrees to convert its Existing Tranche B Term Loans into New Tranche B-2 Term Loans on the Amendment Effective Date in amounts equal to its Tranche B-2 Undertaking and (ii) each Additional Tranche B-2 Term Lender agrees to make New Tranche B-2 Term Loans to the Borrower on the Amendment Effective Date in amounts equal to its Tranche B-2 Undertaking. Each Additional Tranche B-2 Term Lender will make New Tranche B-2 Term Loans on the Amendment Effective Date by transferring to the Agent, in the manner contemplated by Section 2.06 of the Credit Agreement, an amount equal to the amount of its Tranche B-2 Undertaking. Any portion of an Existing Tranche B Term Loan converted by a Converting Tranche B-2 Term Lender into a New Tranche B-2 Term Loan as contemplated hereby is referred to herein as a “Converted Loan”. The “Tranche B-2 Undertaking” (i) of any Converting Tranche B-2 Term Lender will be such amount of its Existing Tranche B Term Loans to be converted into an equal amount of New Tranche B-2 Term Loans, as is determined by the Lead Arranger and the Borrower and notified to such Lender prior to the Amendment Effective Date, and (ii) of any Additional Tranche B-2 Term Lender will be the amount (not exceeding any commitment offered by such Additional Tranche B-2 Term Lender) allocated to it by the Lead Arranger and the Borrower and notified to it prior to the Amendment Effective Date. The new Schedule 2.01 of the Credit Agreement contemplated by Section 1(k) hereof will separately set forth (i) the Tranche B-2 Undertaking of each Converting Tranche B-2 Term Lender and (ii) the Tranche B-2 Undertaking of each Additional Tranche B-2 Term Lender. The commitments of the Additional Tranche B-2 Term Lenders and the conversion undertakings of the Converting Tranche B-2 Term Lenders are several and no such Lender will be responsible for any other Lender’s failure to make or acquire by conversion New Tranche B-2 Term Loans.
          (b) Notwithstanding anything herein or in the Credit Agreement to the contrary, the aggregate principal amount of the New Tranche B-2 Term Loans will not exceed the aggregate principal amount of the Existing Tranche B Term Loans immediately prior to the Amendment Effective Date.
          (c) The obligation of each New Tranche B-2 Term Lender to make or acquire by conversion New Tranche B-2 Term Loans on the Amendment Effective Date is subject to the satisfaction of the following conditions:
     (i) The conditions set forth in Section 4.01 of the Credit Agreement shall be satisfied on and as of the Amendment Effective Date, and the Agent shall have received a certificate of a Financial Officer, dated the Amendment Effective Date, to such effect.
     (ii) The Agent shall have received a favorable legal opinion of Jones Day, counsel to the Borrower, Holdings and the Parent, addressed to the Agent and the New Tranche B-2 Term Lenders and dated the Amendment Effective Date, covering such matters relating to the New Tranche B-2 Term Loans, this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents and security interests thereunder as the Agent may reasonably request, and such opinion shall be reasonably satisfactory to the Agent.

     (iii) The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Loan Parties, this Amendment, the other Loan Documents and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Agent.
     (iv) To the extent deemed necessary or appropriate by the Agent, each Security Document shall have been amended to provide the benefits thereof to the New Tranche B-2 Term Lenders on the same basis as such benefits are provided to the Existing Tranche B Term Lenders.
     (v) Each Loan Party that has not executed and delivered this Amendment shall have entered into a written instrument reasonably satisfactory to the Agent pursuant to which it confirms that it consents to this Amendment and the New Tranche B-2 Term Loans and that the Security Documents to which it is party will continue to apply in respect of the Credit Agreement, as amended hereby, and the Obligations of such Loan Party.
     (vi) The aggregate amount of the Tranche B-2 Undertakings of the Additional Tranche B-2 Term Lenders, plus the amount of any cash available to be used to prepay Existing Tranche B Term Loans, shall equal or exceed the aggregate principal amount of the Existing Tranche B Term Loans other than Converted Loans.
     (vii) The Agent shall have received evidence that the Borrower has made the payments referred to in Section 3(e) or is making such payments on the Amendment Effective Date with the proceeds of the Additional Term Loans and such other funds as may be required.
     (viii) The conditions to effectiveness of this Amendment set forth in Section 4 hereof shall have been satisfied.
          (d) All New Tranche B-2 Term Loan Eurocurrency Borrowings made on the Amendment Effective Date shall have initial Interest Periods ending on the same dates as the Interest Periods applicable to the Existing Tranche B Term Loan Borrowings being refinanced, and the Adjusted LIBOR Rates applicable to such New Tranche B-2 Term Loan Borrowings during such initial Interest Periods shall be the same as those applicable to the Existing Tranche B Term Loan Borrowings being refinanced. For purposes of the foregoing, such Interest Periods shall be assigned to the Additional Tranche B-2 Term Loans of each Additional Tranche B-2 Term Lender in the same proportion that such Interest Periods applied to the Existing Tranche B Term Loans on the Amendment Effective Date. The Borrower will not be required to make any payments to Converting Tranche B-2 Term Lenders under Section 2.16 of the Credit Agreement in connection with the conversion of their Existing Tranche B Term Loans into New Tranche B-2 Term Loans.

          (e) On the Amendment Effective Date, the Borrower shall apply the proceeds of the Additional Tranche B-2 Term Loans and such other amounts as may be necessary to (i) prepay in full all Existing Tranche B Term Loans (other than Converted Loans), (ii) pay all accrued and unpaid interest on all Existing Tranche B Term Loans and (iii) pay to each Existing Tranche B Term Lender all amounts payable pursuant to Section 2.16 of the Credit Agreement as a result of the prepayment of such Lender’s Existing Tranche B Term Loans (other than Converted Loans) and all other Obligations then due and owing to such Lenders under the Credit Agreement in their capacities as such.
          (f) On and after the Amendment Effective Date, each reference in the Credit Agreement to “Tranche B Term Loans” (other than the definition of “Tranche B Term Loan”) shall be deemed a reference to the New Tranche B-2 Term Loans contemplated hereby. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of each Lender that was an Existing Tranche B Term Lender prior to the Amendment Effective Date, but that is not a New Tranche B-2 Lender.
          SECTION 4. Effectiveness of Amendment. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the following conditions have been satisfied:
     (i) The Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (A) the Borrower, the Parent and Holdings, (B) the Required Lenders, (C) each Converting Tranche B-2 Term Lender and (D) each Additional Tranche B-2 Term Lender.
     (ii) The conditions set forth in Section 3(c) hereof shall have been satisfied and the Borrower shall have made the payments required to be made by Section 3(e) hereof.
     (iii) To the extent invoiced, the Agent shall have received payment or reimbursement of its reasonable out-of-pocket expenses in connection with this Amendment and any other out-of-pocket expenses of the Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Agent.
          SECTION 5. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
          (b) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
          SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
          SECTION 7. Costs and Expenses. The Borrower agrees to reimburse the Agent for its reasonable out of pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Agent.
          SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
          SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the date first above written.

DEX MEDIA WEST LLC,
by	/s/ Robert J. Bush

	Name:	Robert J. Bush
	Title:	Vice President and Secretary

DEX MEDIA WEST, INC.,
by	/s/ Robert J. Bush

	Name:	Robert J. Bush
	Title:	Vice President and Secretary

DEX MEDIA, INC.,
by	/s/ Robert J. Bush

	Name:	Robert J. Bush
	Title:	Vice President and Secretary

JPMORGAN CHASE BANK, N.A.
by	/s/ Peter B. Thauer

	Name:	Peter B. Thauer
	Title:	Vice President
Signature Page to First Amendment